Exhibit 99.1

Bristol-Myers Squibb and ZymoGenetics Enter Global Collaboration on

Novel Hepatitis C Compound

PEG-Interferon lambda is a Novel Type 3 Interferon in Phase Ib trials

PRINCETON, New Jersey, and SEATTLE, Washington – January 12, 2009 – Bristol-Myers Squibb Company (NYSE: BMY) and ZymoGenetics, Inc. (Nasdaq: ZGEN) today announced a global collaboration for PEG-Interferon lambda, a novel type 3 interferon currently in Phase Ib development for the treatment of Hepatitis C, and its related development program.

Under the terms of the collaboration, Bristol-Myers Squibb agreed to pay ZymoGenetics an upfront cash payment of $85 million for the development and commercialization rights to PEG-Interferon lambda, and to pay an additional license fee of $20 million in 2009. ZymoGenetics could receive additional payments of up to $430 million based on pre-defined development and regulatory milestones for PEG-Interferon lambda in Hepatitis C, up to $287 million in development and regulatory milestones for other potential indications, and up to $285 million based on pre-defined sales-based milestones.

The companies have agreed to co-develop PEG-Interferon lambda in the United States and Europe and will share development costs. It is anticipated that ZymoGenetics will conduct a significant portion of continuing Phase I and certain Phase II development activities. ZymoGenetics will have the option to co-promote in the United States and to share profits on product sales with Bristol-Myers Squibb. ZymoGenetics may opt out of the co-development, co-promotion and profit sharing arrangement in the United States, in which case ZymoGenetics will receive royalties on PEG-Interferon lambda sales worldwide.

Outside the United States, Bristol-Myers Squibb will be responsible for commercialization and ZymoGenetics will receive royalties on product sales.

“We welcome the opportunity to combine ZymoGenetics’ strong foundation in discovering and developing therapeutic proteins, with our own internal research and development expertise in working on this innovative Hepatitis C therapy that has the potential to help patients prevail over this serious disease,” said Francis Cuss, MD, Senior Vice President, Discovery and Exploratory Clinical Research, Bristol-Myers Squibb. “The profile of PEG-Interferon lambda offers the possibility of improvements in the safety and effectiveness of combination treatment for Hepatitis C and makes it an ideal fit with our emerging portfolio of small molecule anti-virals.”

“We believe Bristol-Myers Squibb is the ideal partner for ZymoGenetics and that we share the vision that PEG-Interferon lambda could become an important part of treating patients with Hepatitis C,” said Douglas E. Williams, Ph.D., Chief Executive Officer of ZymoGenetics. “We look forward to a productive partnership focused on bringing PEG-Interferon lambda to Hepatitis C patients as rapidly as possible.”

PEG-Interferon lambda (IL-29) is a novel type 3 interferon currently in Phase Ib development for Hepatitis C. The native human protein Interferon lambda is generated by the immune system in response to viral infection. PEG-Interferon lambda has the potential to be uniquely differentiated from available interferon therapy because Interferon lambda mediates anti-viral activity through a receptor that is distinct from that used by Interferon alpha and is present on fewer cell types within the tissues of the body. As a result, the possibility exists for more targeted delivery of interferon therapy and an improved therapeutic index.

The effectiveness of the agreement is subject to antitrust clearance by the United States Federal Trade Commission and Department of Justice, under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary regulatory approvals.

About Hepatitis C1

Hepatitis C is a virus that infects the liver and is transmitted through direct contact with blood. An estimated 170 million people worldwide are infected with Hepatitis C and, of these, 94.5 million people live in the Asia Pacific region. One to five percent of people with chronic infection will develop liver cancer. Although there is no vaccine to prevent Hepatitis C, it is a curable disease.

Conference Call and Webcast Information

ZymoGenetics will conduct a conference call/webcast on Tuesday, January 13, at 8:30 a.m. Eastern Time. The call and webcast may be accessed at www.zymogenetics.com or by dialing 877-407-0778 (International: 201-689-8565). Participants should dial in to the call approximately 10 minutes prior to the scheduled start time to register. A live audio webcast and slide presentation can be accessed by going to: www.zymogenetics.com. The webcast will be archived for 60 days. For replay, please visit www.zymogenetics.com or use the following information:

•	U.S. callers: 877-660-6853

•	International callers: 201-612-7415

Replay passcode account #: 286

Conference ID #: 309378

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to extend and enhance human life. For more information visit www.bms.com.

About ZymoGenetics

ZymoGenetics creates novel protein drugs that help patients fight disease. ZymoGenetics developed and markets RECOTHROM® Thrombin, topical (Recombinant). Other product candidates span a wide array of clinical opportunities that include cancer, autoimmune and viral diseases. ZymoGenetics intends to commercialize product candidates through internal development, collaborations with partners, and out-licensing of patents from its extensive patent portfolio. For further information, visit www.zymogenetics.com.

ZymoGenetics Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. ZymoGenetics’ actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with our unproven preclinical and clinical development and results, strategic partnering, including efforts by and results of collaborations, regulatory oversight and approvals, product sales and marketing abilities, discovery strategy, intellectual property claims and litigation and other risks detailed in the company’s public filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Bristol-Myers Squibb Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the clinical trials described in this release will support a regulatory filing or that the product described in this release will receive regulatory approval. There can be no assurance that if approved, the product will be commercially successful. Nor is there any assurance that the transaction described in this release will receive the necessary regulatory approvals to close. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2007, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

References

1. World Health Organization Web site. Fact sheet N°164.

http://www.who.int/mediacentre/factsheets/fs164/en/. Accessed September 23, 2008.

Bristol-Myers Squibb Company	ZymoGenetics
Media	Media and Investors
Jennifer Fron Mauer, 609-252-6579	Susan W. Specht 206-442-6592
jennifer.mauer@bms.com	spechts@zymogenetics.com
or	or
Investors	Media and Investors
John Elicker, 609-252-4611	Michael Fitzpatrick 206-442-6702
john.elicker@bms.com	fitzpatm@zymogenetics.com

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